EXHIBIT 15.1

                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO, SC

                                                       -------------------------
June 14, 1996                                          Arthur Andersen LLP
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                                                       Suite 2500
Georgia Power Company                                  133 Peachtree Street NE
333 Piedmont Avenue, NE                                Atlanta GA 30303-1846
Atlanta, GA 30308                                      404 658 1776







Ladies and Gentlemen:

We are aware that Georgia Power Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarter ended March 31, 1996, which includes our report on Georgia Power Company dated May 9, 1996, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ARTHUR ANDERSEN LLP